Exhibit 3.107

Control No. 0107642

STATE OF GEORGIA

Secretary of State

Corporations Division 315 West Tower #2 Martin Luther King, Jr. Dr. Atlanta, Georgia 30334-1530

Certified Copy

I, Brian P. Kemp, Secretary of the State of Georgia, do hereby certify under the seal of my office that the attached documents are true and correct copies of documents filed under the name of

PAYMENT SOUTH AMERICA HOLDINGS, INC.

Domestic Profit Corporation

Said entity was formed in the jurisdiction set forth above and has filed in the Office of Secretary of State on the 14th day of February, 2001 its certificate of limited partnership, articles of incorporation, articles of association, articles of organization or application for certificate of authority to transact business in Georgia. This Certificate is issued pursuant to Title 14 of the Official Code of Georgia Annotated and is prima-facie evidence of the existence or nonexistence of the facts stated herein.

WITNESS my hand and official seal of the City of Atlanta and the State of Georgia on 18th day of June, 2010

Brian P. Kemp Secretary of State

Certification Number: 5992371-1 Reference:

Verify this certificate online at http://corp.sos.state.ga.us/corp/soskb/verify.asp

Secretary of State Corporations Division 315 West Tower #2 Martin Luther King, Jr. Dr. Atlanta, Georgia 30334-1530	CONTROL NUMBER EFFECTIVE DATE JURISDICTION REFERENCE PRINT DATE FORM NUMBER	: 0107642 : 02/14/2001 : GEORGIA : 0045 : 02/14/2001 : 311

JOAN A. MARTIN

1550 PEACHTREE ST. N.W.

ATLANTA, GA 30309

CERTIFICATE OF INCORPORATION

I, Cathy Cox, the Secretary of State and the Corporations Commissioner of the State of Georgia, do hereby certify under the seal of my office that

PAYMENT SOUTH AMERICA HOLDINGS, INC.

A DOMESTIC PROFIT CORPORATION

has been duly incorporated under the laws of the State of Georgia on the effective date stated above by the filing of articles of incorporation in the Office of the Secretary of State and by the paying of fees as provided by Title 14 of the Official Code of Georgia Annotated.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.

Cathy Cox
Secretary of State

Certification#: 5992371-1 Page 1 of 6

CATHY COX

Secretary of State

OFFICE OF SECRETARY OF STATE

CORPORATIONS DIVISION

315 West Tower, #2 Martin Luther King, Jr. Drive

Atlanta, Georgia 30334-1530

(404) 656-2817

Registered agent, officer, entity status Information via the Internet

http://www.sos.state.ga.us/corporations

TRANSMITTAL INFORMATION

GEORGIA PROFIT OR NONPROFIT CORPORATIONS

WARREN RARY

Director

QUINTILIS B. ROBINSON

Deputy Director

DO NOT WRITE IN SHADED AREA—SOS USE ONLY

NOTICE TO APPLICANT: PRINT PLAINLY OR TYPE REMAINDER OF THIS FORM

1.	010440157

Corporate Name Reservation Number

Payment South America Holdings, Inc.

Corporate Name

2.	Joan A. Martin

404-885-8412

Applicant/Attorney

Telephone Number

1550 Peachtree Street, N.W.

Address

Atlanta

Georgia

30309

City

3.	Mail or deliver to the Secretary of State, at the above address, the following:
1)	This transmittal form
2)	Original and one copy of the Articles of Incorporation
3)	Filing fee of $60.00 payable to Secretary of State. Filing fees are NON-refundable.

I certify that a Notice of Incorporation or Notice of Intent to Incorporate with a publication fee of $40.00 has been or will be mailed or delivered to the official organ of the county where the initial registered office of the corporation is to be located. (The Clerk of Superior Court can advise you of the official organ in a particular county.)

2/13/01

Authorized Signature

Date

Business entity information via the Internet: http://www.sos.state.ga.us/corporations/

FORM 227

Certification#: 5992371-1 Page 2 of 6

ARTICLES OF INCORPORATION

OF

PAYMENT SOUTH AMERICA HOLDINGS, INC.

I.

The name of the corporation is:

Payment South America Holdings, Inc.

II.

The corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

III.

The corporation shall have perpetual duration.

IV.

The purposes of the corporation shall be to engage in all lawful business of the Corporation as is necessary from time to time without limitation, and to engage in other lawful business from time to time without limitation.

V.

The corporation shall have authority to issue not more than 500 shares of common stock $1.00 par value per share.

VI.

No holder of shares of any class of the capital stock of the corporation shall have preemptive rights, and the corporation shall have the right to issue and to sell to any person or persons any shares of its capital stock or any option rights or any securities having conversion or option rights, without first offering such shares, rights, or securities to any holders of shares of any class of capital stock of the corporation.

Certification#: 5992371-1 Page 3 of 6

VII.

In addition to the powers to make distributions and purchase its own shares conferred generally by law, the corporation shall have the power to make distributions to its shareholders out of its capital surplus, and to purchase the corporation’s own shares out of its unreserved and unrestricted capital surplus.

VIII.

The address of the initial registered office of the corporation shall be 1550 Peachtree Street, N.W., Atlanta, Georgia 30309. The initial registered agent of the corporation at such address shall be Kent E. Mast. The mailing address of the initial principal office of the corporation shall be 1550 Peachtree Street, N.W., Atlanta, Georgia 30309.

IX.

The Board of Directors shall consist of not less than one (1) nor more than three (3) members, and the shareholders or the Board of Directors may fix or change this number. The initial member of the Board of Directors of the corporation shall be:

Member Name	Address

Lee A. Kennedy	1550 Peachtree Street, N.W.
Atlanta, Georgia 30309

X.

The name and address of the Incorporator are:

Joan A. Martin	1550 Peachtree Street, N.W.
Atlanta, Georgia 30309

IN WITNESS WHEREOF, the undersigned executes these Articles of Incorporation.

/s/ Joan A. Martin
Incorporator

1550 Peachtree Street, N.W.

Atlanta, Georgia 30309

Certification#: 5992371-1 Page 4 of 6

CERTIFICATE

The undersigned, the incorporator of Payment South America Holdings, Inc., does hereby certify to the Secretary of State of Georgia pursuant to Section 14-2-201.1(a) of the Georgia Business Corporation Code (the “Code”) that I am mailing to the publisher of a newspaper, as required by Section 14-2-201.1(b) of the Code, the notice of intent to file articles of incorporation and have made payment therefor in accordance with such section of the Code.

Executed this 13th day of February 2001.

/s/ Joan A. Martin
Joan A. Martin

Certification#: 5992371-1 Page 5 of 6

VIA COURIER
February 1, 2001

Secretary of State’s Office

Business Services and Regulation

Suite 315, West Tower

2 Martin Luther King, Jr., Drive

Atlanta, Georiga 30334

RE:	ARTICLES OF INCORPORATION

“Payment South America Holdings, Inc.” and

“Card Brazil Holdings, Inc.”

Dear Sir or Madam:

Enclosed, please find the following documents relative to the incorporation of Payment South America Holdings, Inc. and Card Brazil Holdings, Inc.

Transmittal Form

Articles of Incorporation (an original and a conformed copy)

Notice of Intent to Incorporate (for publication)

Also enclosed is our check, in the amount of $120.00, to cover the filing fee.

We will appreciate your sending confirmation of filing to the undersigned, in order that we may mark our records.

We are grateful for your assistance in this matter.

Yours truly,

/s/ Joan A. Martin

Joan A. Martin

JAM:ctc

Enclosures

Certification#: 5992371-1 Page 6 of 6